UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2023

ZimVie Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41242	87-2007795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10225 Westmoor Drive
Westminster, Colorado		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 303 443-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZIMV	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below in Item 5.07, on May 12, 2023, the shareholders of ZimVie Inc. (the “Company”) approved the Company’s amended 2022 Stock Incentive Plan, which contains amendments that, among other things:

•
increase the number of shares available for issuance pursuant to awards under the plan by 3 million shares;
•
extend the term of the plan from March 1, 2032 to May 1, 2033;
•
clarify that all awards will have a minimum vesting requirement of at least one year, except for awards up to a maximum of 5% of the total share authorization;
•
expressly prohibit the recycling of shares withheld to cover taxes or tendered to exercise stock options;
•
eliminate the Compensation Committee’s discretion to determine a different treatment of awards upon a change in control of the Company;
•
clarify that cash dividends may not be paid on unvested restricted stock until vesting and prohibit the payment of dividend equivalents on stock options and stock appreciation rights; and
•
increase the limit on individual awards under the plan.

A description of the 2022 Stock Incentive Plan, as amended, was included in the Company’s proxy statement for its annual meeting of shareholders filed with the Securities and Exchange Commission on March 28, 2023. A copy of the 2022 Stock Incentive Plan, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 12, 2023. Shareholders took the following actions:

•
elected two Class I directors to serve until the 2026 annual meeting of shareholders (Proposal 1);
•
ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for 2023 (Proposal 2);
•
approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement (Proposal 3);
•
cast, on a non-binding advisory basis, the most votes in favor of a frequency of one year for the holding of future advisory votes on executive compensation (Proposal 4); and
•
approved the amended 2022 Stock Incentive Plan (Proposal 5).

The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors

Nominee	For	Against	Abstain	Broker Non-Voters
Vinit Asar	17,633,667	808,923	18,672	3,488,428
Richard Kuntz, M.D., M.Sc.	18,234,086	209,202	17,974	3,488,428

Proposal 2 – Ratification of the Appointment of PwC as the Company’s Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Voters
21,826,521	87,367	35,802	-

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation (“Say on Pay”)

For	Against	Abstain	Broker Non-Voters
15,813,008	2,595,302	52,952	3,488,428

Proposal 4 – Advisory Vote on the Frequency of Future Say on Pay Votes

One Year	Two Years	Three Years	Abstain	Broker Non-Voters
18,007,024	29,367	365,211	59,660	3,488,428

Proposal 5 – Approval of the amended 2022 Stock Incentive Plan

For	Against	Abstain	Broker Non-Voters
11,180,893	7,238,681	41,688	3,488,428

In accordance with the Board of Directors’ recommendation and the voting results on Proposal 4, the Board has determined that the Company will hold future Say on Pay votes on an annual basis until such time as the next advisory vote on frequency is held.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX
Exhibit No.	Description
10.1	ZimVie Inc. 2022 Stock Incentive Plan (As amended on May 12, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZimVie Inc.

Date:	May 18, 2023	By:	/s/ Heather Kidwell
Name: Heather Kidwell Title: Senior Vice President, Chief Legal, Compliance and Human Resources Officer and Corporate Secretary